SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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WLR Foods, Inc.
(Name of Registrant as Specified in Its Charter)
______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Investor Contact: Dale S. Lam
Chief Financial Officer
(540) 896-0457

Media Contact: Ray Atkinson
Communication Coordinator
(540) 896-0406

WLR FOODS REPORTS MERGER SCHEDULE

        Broadway, Virginia, October 16, 2000 - WLR Foods, Inc. (Nasdaq: WLRF) today announced that due to the schedule of the Securities and Exchange Commission (SEC) in conducting a limited review of the Company's preliminary proxy statement, filed October 5, 2000, the proposed merger with Pilgrim's Pride Corporation is now expected to be completed during January 2001. The delay is necessary to provide sufficient time between the mailing of the proxy statement to shareholders, once authorized by the SEC, and the date of the special meeting of WLR Foods, Inc.'s shareholders which will be held to approve the merger.

        WLR Foods is a fully integrated provider of high quality, value-added turkey and chicken products primarily under the Wampler Foods(R) brand. It is nationally ranked as the seventh largest poultry food processor by sales volume and is an international leader in poultry exports. WLR Foods has processing operations in Virginia, North Carolina, West Virginia, and Pennsylvania.

        Certain statements in this news release regarding future expectations and financial performance, other than historical information, may be regarded as "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. For example, no assurance is or can be given that the merger described above will be consummated. Readers of this report are cautioned not to place undue reliance on the forward-looking statements in this report. The foregoing release is not intended to solicit proxies in connection with the proposed merger and shall not be deemed to be a proxy statement. WLR Foods will separately solicit proxies by means of a proxy statement that will be distributed to its shareholders.

        WLR Foods will be filing a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission ("SEC"). THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, WHICH CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC'S website, http://www.sec.gov. In addition, documents filed with the SEC by WLR Foods may be obtained by writing to Director of Shareholder Services, P. O. Box 7000, Broadway, Virginia 22815-7000. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

        WLR Foods and its directors and executive officers may be deemed to be participants in the solicitation of proxies of WLR Foods stockholders to approve the merger. WLR Foods' board of directors is composed of Charles L. Campbell, Katherine K. Clark, Stephen W. Custer, William H. Groseclose, Jr., J. Craig Hott, Marie C. Johns, James L. Keeler, Phillip C. Stone, and William D. Wampler, and its executive officers James L. Keeler, Dale S. Lam, Jane T. Brookshire, John A. Turner, Walter F. Shafer, III, and Ronald E. Morris. Collectively, the directors and executive officers of WLR Foods own beneficially approximately 9.03% of WLR Foods' common stock. This ownership information is as of November 7, 2000.